UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	001-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 13, 2016, the Board of Directors of Abercrombie & Fitch Co. (the “Company”) appointed Joanne C. Crevoiserat to serve as the Interim Principal Executive Officer of the Company. Ms. Crevoiserat will continue to hold the position of Executive Vice President and Chief Financial Officer of the Company. Biographical and other information concerning Ms. Crevoiserat required to be disclosed under Item 5.02 is set forth in the Company’s most recent definitive Proxy Statement, dated May 2, 2016, related to the Company’s 2016 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2016, and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed with the SEC on March 28, 2016, and such information is incorporated from those filings into this Current Report on Form 8-K by reference.

As previously reported by the Company in the Current Report on Form 8-K dated May 5, 2016 and filed by the Company with the SEC on the same day, on May 2, 2016, Jonathan E. Ramsden informed the Company that he intended to step down from his position as Chief Operating Officer of the Company and the Company accepted Mr. Ramsden’s resignation, consistent with the terms of his notice, so that Mr. Ramsden’s last day of employment with the Company and its subsidiaries was June 15, 2016. Mr. Ramsden had also been serving as Interim Principal Executive Officer of the Company and Ms. Crevoiserat succeeded him in such position.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: June 16, 2016	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

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